UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 27, 2006
OPEN SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-02333-56 (Commission File Number)	22-3173050 (IRS Employer Identification No.)

455 Winding Brook Drive, Glastonbury, CT (Address of principal executive offices)	06033 (Zip Code)
Registrant’s telephone number, including area code: (860) 652-3155

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-2.1 Second Amendment to Stock Purchase Agreement
EX-99.1 Press Release, dated February 27, 2006

Item 1.01. Entry into a Material Definitive Agreement.
          As previously reported, on September 15, 2005, Open Solutions Inc. (the “Company”) entered into a Stock Purchase Agreement, dated as of September 15, 2005 (the “Purchase Agreement”), by and among the Company, Husky Acquisition Corporation, a wholly-owned subsidiary of the Company (“Purchaser”), The BISYS Group, Inc. (“BISYS”) and BISYS Inc. (“Seller”) to purchase all of the outstanding shares of common stock, no par value per share, of BIS LP Inc., a wholly-owned subsidiary of Seller (“BIS”). In addition, on December 15, 2005, the Company entered into an Amendment to Stock Purchase Agreement, dated as of December 15, 2005, by and among the Company, Purchaser, BISYS and Seller, pursuant to which the parties thereto amended the Purchase Agreement to, among other things, extend the “Drop Dead Date” (as defined in the Purchase Agreement) from December 31, 2005 to February 28, 2006.
          On February 27, 2006, the Company issued a press release announcing that the Company had entered into a Second Amendment to Stock Purchase Agreement, dated as of February 27, 2006 (the “Second Amendment”), by and among the Company, Purchaser, BISYS and Seller, pursuant to which the parties thereto further amended the Purchase Agreement to, among other things, extend the “Drop Dead Date” from February 28, 2006 to March 8, 2006.
          The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
2.1	Second Amendment to Stock Purchase Agreement, dated as of February 27, 2006, by and among Open Solutions Inc., Husky Acquisition Corporation, The BISYS Group, Inc. and BISYS Inc.
99.1	Press Release issued by the Company on February 27, 2006

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OPEN SOLUTIONS INC.
Dated: March 1, 2006	By:	/s/ Kenneth J. Saunders
Kenneth J. Saunders
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Second Amendment to Stock Purchase Agreement, dated as of February 27, 2006, by and among Open Solutions Inc., Husky Acquisition Corporation, The BISYS Group, Inc. and BISYS Inc.

99.1	Press Release issued by the Company on February 27, 2006